Exhibit 23.1

CONSENT OF

BROWN ARMSTRONG RANDALL REYES PAULDEN & McCOWN

ACCOUNTANCY CORPORATION

February 1, 2002

We consent to the incorporation by reference in this Registration Statement of Tri-Valley Corporation, on Form S-2, of our report dated February 9, 2001, appearing in the Annual Report on Form 10-KSB of Tri-Valley Corporation, for the year ended December 31, 2000, and to the reference to us under the heading "Experts" in the Prospectus which is part of this Registration Statement.

BROWN ARMSTRONG RANDALL

REYES PAULDEN & McCOWN

ACCOUNTANCY CORPORATION

Burton Armstrong

By: Burton H. Armstrong